EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS RECORD FISCAL 2023 SECOND-QUARTER RESULTS;
INCREASES DIVIDEND BY 10%

MONROE, Mich., November 30, 2022--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported record-setting second-quarter results for the period ending October 29, 2022.

Fiscal 2023 second-quarter highlights versus prior year:

•Consolidated sales increased 6% to $611 million, a second-quarter record

•GAAP operating profit increased by 14%
–Non-GAAP operating profit increased by 19%
–GAAP operating margin increased 70 basis points to 10.1%
–Non-GAAP operating margin increased 100 basis points to 10.0%

•GAAP EPS increased by 20%
– Non-GAAP EPS increased by 24%

•Retail segment sales increased 31% to $252 million, an all-time quarterly record
–Operating profit also all-time quarterly record

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "We delivered record second-quarter sales and operating performance in a challenging environment led by our company-owned Retail business. Strong supply chain execution in the period allowed us to reduce our backlog and improve service to customers and consumers as we continue to shorten lead times and move closer to delivering on our brand promise — quality custom furniture with speed to market. On the strength of that value proposition, our business remains larger than pre-pandemic levels as consumers continue to place a value on the comfort of their homes and entrust La-Z-Boy to deliver it."

Whittington added, "As we face near-term macroeconomic and geopolitical headwinds that have slowed the pace of written sales, we are operating from a position of brand and financial strength. We remain focused on the long term, controlling what we can, and positioning the company to move through this period with ongoing operational excellence. We are pivoting quickly to respond to market dynamics, including proactively aligning our cost structure with demand, and making prudent investments to drive long-term profitable growth through Century Vision. As we tackle what lies ahead, we are confident we will navigate the environment well, build for the future, and emerge stronger while increasing market share throughout these challenging times."

Key Results:

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/29/2022	10/23/2021	Change
Sales	$611,332	$575,889	6%

GAAP operating income	61,883	54,113	14%
Non-GAAP operating income	61,146	51,595	19%

GAAP operating margin	10.1%	9.4%	70 bps
Non-GAAP operating margin	10.0%	9.0%	100 bps

GAAP net income attributable to La-Z-Boy Incorporated	46,077	39,516	17%
Non-GAAP net income attributable to La-Z-Boy Incorporated	45,357	37,896	20%

Diluted weighted average common shares	43,182	44,423

GAAP diluted earnings per share	$1.07	$0.89	20%
Non-GAAP diluted earnings per share	$1.05	$0.85	24%

Liquidity Measures:

	Six Months Ended			Six Months Ended
(Unaudited, amounts in thousands)	10/29/2022	10/23/2021	(Unaudited, amounts in thousands)	10/29/2022	10/23/2021
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$30,954	$15,434	Share repurchases	$5,004	$50,640
Capital expenditures	(40,442)	(33,314)	Dividends	14,161	13,398
Free cash flow	$(9,488)	$(17,880)	Cash returns to shareholders	$19,165	$64,038

(Unaudited, amounts in thousands)	10/29/2022	10/23/2021
Cash and cash equivalents	$204,626	$293,341
Restricted cash	3,268	3,266
Total cash, cash equivalents and restricted cash	$207,894	$296,607

FY23 Q2 Results vs. FY22 Q2:

Consolidated Results:
•Consolidated sales in the second quarter of fiscal 2023 increased 6% to $611 million, with the realization of pricing and surcharge actions and the positive effects of a favorable product and channel mix offsetting lower delivered unit volume
•Consolidated GAAP operating margin was 10.1% versus 9.4%
•Consolidated non-GAAP(1) operating margin was 10.0% versus 9.0%
–Improved operating margin was driven primarily by a focus on manufacturing and delivering our consumer sold backlog for our company-owned Retail stores and the benefit of pricing and surcharge actions, partially offset by higher input costs and marketing investments
•GAAP diluted EPS increased 20% to $1.07 from $0.89; non-GAAP(1) diluted EPS increased 24% to $1.05 from $0.85

Retail Segment:
•Sales:
–Delivered sales increased 31% to an all-time quarterly record of $252 million; delivered same-store sales increased 25%, as we improved service to consumers and moved closer to pre-pandemic lead times in the period
–Total written sales for the company-owned La-Z-Boy Furniture Galleries® stores (the company's Retail segment) decreased 5%, reflecting softer demand across the industry driven by economic uncertainty and weaker consumer sentiment
•Written same-store sales for the company-owned La-Z-Boy Furniture Galleries® stores decreased 10%
•Written same-store sales were 12% higher than pre-pandemic levels (FY20 Q2)
•Operating Performance:
–Non-GAAP(1) operating margin and operating profit increased to all-time records of 16.5%, and $42 million, respectively, versus 12.5%, and $24 million in last year's second quarter, primarily driven by fixed-cost leverage on higher delivered sales volume

Wholesale Segment:
•Sales:
–Increased 2% to a second-quarter record of $446 million driven by the realization of pricing and surcharge actions coupled with favorable channel and product mix; these factors were partially offset by lower volume, primarily the result of some dealers delaying receipt of finished goods due to warehouse constraints
•Operating Margin:
–Non-GAAP(1) operating margin was 8.6%, 50 basis points below prior year; pricing and surcharge actions were more than offset by increased raw material costs, plant inefficiencies due to lower volume, and increased marketing spend to pre-pandemic levels

Corporate & Other:
•Joybird delivered sales decreased 5% to $38 million, and written sales declined 27% versus the year-ago second quarter, reflecting both slowing e-commerce trends and the effects of changes in campaign execution with a key marketing partner which have since been reversed
•Joybird posted a loss for the period, primarily reflecting lower volume, an unfavorable shift in product mix, and a lower return on advertising spend

Balance Sheet and Cash Flow as of FY23 Q2

•Ended the quarter with $208 million in cash(2) and $19 million in short-term investments to enhance returns on cash, and no external debt
•Year to date, generated $31 million in cash from operating activities versus $15 million in the prior-year six-month period
•Year to date, spent $40 million on capital expenditures, primarily related to La-Z-Boy Furniture Galleries® store projects, new stores, and upgrades at our manufacturing and distribution facilities
•Year to date, returned $19 million to shareholders, including $14 million in dividends and $5 million in share repurchases; the company has approximately 7.3 million shares available for repurchase under its authorized share repurchase program

Dividend

On November 30, 2022, the Board of Directors declared a quarterly cash dividend of $0.1815 per share on the common stock of the company, an increase of 10% over the prior quarter. The dividend will be paid on December 20, 2022, to shareholders of record on December 12, 2022.

Outlook

Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "As we successfully reduce our backlog to enable pre-pandemic consumer lead times, we expect the second half of our fiscal year to be impacted by continued external headwinds on consumer demand. As a result, we estimate delivered sales for the fiscal 2023 third quarter to be in a range of about $525 million to $535 million, and consolidated non-GAAP operating margin to be in a range of about 7.0% to 7.5%."

_____
(1)Non-GAAP amounts for the second quarter of fiscal 2023 exclude:
•a purchase accounting benefit related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or $0.01 per diluted share, primarily due to the write-off of the Joybird contingent consideration liability based on forecasted future performance, with $0.4 million included in operating income and less than $0.1 million included in interest expense.
•a benefit of $0.3 million pre-tax, or $0.01 per diluted share, related to our business realignment plan, including costs associated with the closure of our Newton, Mississippi manufacturing facility.

Non-GAAP amounts for the second quarter of fiscal 2022 exclude:
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.9 million pre-tax, or $0.02 per diluted share, with $0.8 million included in operating income and $0.1 million included in interest expense.
•a $3.3 million pre-tax, or $0.06 per diluted share, gain on the sale of the Newton, Mississippi facility related to the company's business realignment, announced in June 2020.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Cash includes cash, cash equivalents and restricted cash

Conference Call

La-Z-Boy will hold a conference call with the investment community on Thursday, December 1, 2022, at 8:30 a.m. Eastern time. The toll-free dial-in number is 888.506.0062; international callers may use 973.528.0011. Enter Participant Access Code 642911.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 46910. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the coronavirus (“COVID”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2022 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 169 of the 351 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 351 stand-alone La-Z-Boy Furniture Galleries® stores and 526 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share (and components thereof, including Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

In addition, this press release references the Non-GAAP financial measure of “Non-GAAP operating margin” for a future period. Non-GAAP operating margin may exclude items such as pre-tax purchase accounting charges and pre-tax business realignment charges. These and other not presently determinable items could have a material impact on the determination of operating margin on a GAAP basis and due to the probable variability and limited visibility of excluded items, therefore, we have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible goodwill impairment charge and the adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/29/2022	10/23/2021	10/29/2022	10/23/2021
Sales	$611,332	$575,889	$1,215,423	$1,100,672
Cost of sales	350,596	352,594	713,227	675,295
Gross profit	260,736	223,295	502,196	425,377
Selling, general and administrative expense	198,853	169,182	387,670	336,893
Operating income	61,883	54,113	114,526	88,484
Interest expense	(119)	(242)	(278)	(553)
Interest income	1,138	106	1,612	223
Other income (expense), net	183	1,031	228	938
Income before income taxes	63,085	55,008	116,088	89,092
Income tax expense	16,306	14,650	30,369	23,468
Net income	46,779	40,358	85,719	65,624
Net income attributable to noncontrolling interests	(702)	(842)	(1,154)	(1,542)
Net income attributable to La-Z-Boy Incorporated	$46,077	$39,516	$84,565	$64,082

Basic weighted average common shares	43,104	44,251	43,098	44,662
Basic net income attributable to La-Z-Boy Incorporated per share	$1.07	$0.89	$1.96	$1.43

Diluted weighted average common shares	43,182	44,423	43,174	44,915
Diluted net income attributable to La-Z-Boy Incorporated per share	$1.07	$0.89	$1.96	$1.43

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	10/29/2022	4/30/2022
Current assets
Cash and equivalents	$204,626	$245,589
Restricted cash	3,268	3,267
Receivables, net of allowance of $3,946 at 10/29/2022 and $3,406 at 4/30/2022	160,035	183,747
Inventories, net	342,728	303,191
Other current assets	146,656	215,982
Total current assets	857,313	951,776
Property, plant and equipment, net	269,240	253,144
Goodwill	203,459	194,604
Other intangible assets, net	38,640	33,971
Deferred income taxes – long-term	10,633	10,632
Right of use lease assets	404,495	405,755
Other long-term assets, net	73,760	82,207
Total assets	$1,857,540	$1,932,089

Current liabilities
Accounts payable	$106,614	$104,025
Lease liabilities, short-term	77,100	75,271
Accrued expenses and other current liabilities	367,008	496,393
Total current liabilities	550,722	675,689
Lease liabilities, long-term	353,444	354,843
Other long-term liabilities	69,588	81,935
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 43,136 outstanding at 10/29/22 and 43,089 outstanding at 4/30/22	43,136	43,089
Capital in excess of par value	347,036	342,252
Retained earnings	495,003	431,181
Accumulated other comprehensive loss	(10,517)	(5,797)
Total La-Z-Boy Incorporated shareholders' equity	874,658	810,725
Noncontrolling interests	9,128	8,897
Total equity	883,786	819,622
Total liabilities and equity	$1,857,540	$1,932,089

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/29/2022	10/23/2021
Cash flows from operating activities
Net income	$85,719	$65,624
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal of assets	1	(3,151)
(Gain)/loss on sale of investments	77	(218)
Provision for doubtful accounts	694	(944)
Depreciation and amortization	19,258	17,785
Amortization of right-of-use lease assets	38,580	34,368
Equity-based compensation expense	5,079	6,354
Change in deferred taxes	27	170
Change in receivables	19,550	(33,937)
Change in inventories	(36,771)	(59,336)
Change in other assets	4,890	(20,666)
Change in payables	8,027	22,683
Change in lease liabilities	(39,380)	(34,598)
Change in other liabilities	(74,797)	21,300
Net cash provided by operating activities	30,954	15,434

Cash flows from investing activities
Proceeds from disposals of assets	63	3,998
Capital expenditures	(40,442)	(33,314)
Purchases of investments	(4,714)	(21,426)
Proceeds from sales of investments	12,660	22,666
Acquisitions	(11,705)	(4,396)
Net cash used for investing activities	(44,138)	(32,472)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(61)	(60)
Holdback payments for acquisition purchases	(5,000)	(13,500)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,711)	(1,870)
Repurchases of common stock	(5,004)	(50,640)
Dividends paid to shareholders	(14,161)	(13,398)
Dividends paid to minority interest joint venture partners (1)	—	(1,260)
Net cash used for financing activities	(25,937)	(80,728)

Effect of exchange rate changes on cash and equivalents	(1,841)	(330)
Change in cash, cash equivalents and restricted cash	(40,962)	(98,096)
Cash, cash equivalents and restricted cash at beginning of period	248,856	394,703
Cash, cash equivalents and restricted cash at end of period	$207,894	$296,607

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$4,251	$7,900
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/29/2022	10/23/2021	10/29/2022	10/23/2021
Sales
Wholesale segment:
Sales to external customers	$319,613	$341,823	$643,341	$645,440
Intersegment sales	126,618	97,269	244,708	187,151
Wholesale segment sales	446,231	439,092	888,049	832,591

Retail segment sales	252,152	192,420	488,173	374,267

Corporate and Other:
Sales to external customers	39,567	41,646	83,909	80,965
Intersegment sales	4,070	3,367	8,458	7,682
Corporate and Other sales	43,637	45,013	92,367	88,647

Eliminations	(130,688)	(100,636)	(253,166)	(194,833)
Consolidated sales	$611,332	$575,889	$1,215,423	$1,100,672

Operating Income (Loss)
Wholesale segment	$38,476	$43,128	$64,618	$61,459
Retail segment	41,500	23,962	79,652	44,400
Corporate and Other	(18,093)	(12,977)	(29,744)	(17,375)
Consolidated operating income	$61,883	$54,113	$114,526	$88,484

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Six Months Ended
(Amounts in thousands, except per share data)	10/29/2022	10/23/2021	10/29/2022	10/23/2021
GAAP gross profit	$260,736	$223,295	$502,196	$425,377
Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	132	—	132	—
Business realignment (gain)/charges	(319)	—	609	—
Non-GAAP gross profit	$260,549	$223,295	$502,937	$425,377

GAAP SG&A	$198,853	$169,182	$387,670	$336,893
Purchase accounting gain/(charges) - adjustment to the fair value of contingent consideration, amortization of intangible assets and retention agreements	550	(759)	298	(1,019)
Business realignment gain	—	3,277	—	3,277
Non-GAAP SG&A	$199,403	$171,700	$387,968	$339,151

GAAP operating income	$61,883	$54,113	$114,526	$88,484
Purchase accounting (gain)/charges	(418)	759	(166)	1,019
Business realignment (gain)/charges	(319)	(3,277)	609	(3,277)
Non-GAAP operating income	$61,146	$51,595	$114,969	$86,226

GAAP income before income taxes	$63,085	$55,008	$116,088	$89,092
Purchase accounting (gain)/charges recorded as part of gross profit, SG&A, and interest expense	(372)	896	(27)	1,336
Business realignment (gain)/charges	(319)	(3,277)	609	(3,277)
Non-GAAP income before income taxes	$62,394	$52,627	$116,670	$87,151

GAAP net income attributable to La-Z-Boy Incorporated	$46,077	$39,516	$84,565	$64,082
Purchase accounting (gain)/charges recorded as part of gross profit, SG&A and interest expense	(372)	896	(27)	1,336
Tax effect of purchase accounting	(112)	(105)	(203)	(219)
Business realignment (gain)/charges	(319)	(3,277)	609	(3,277)
Tax effect of business realignment	84	865	(160)	859
Non-GAAP net income attributable to La-Z-Boy Incorporated	$45,357	$37,896	$84,784	$62,781

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$1.07	$0.89	$1.96	$1.43
Purchase accounting (gain)/charges, net of tax, per share	(0.01)	0.02	(0.01)	0.03
Business realignment (gain)/charges, net of tax, per share	(0.01)	(0.06)	0.01	(0.06)
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$1.05	$0.85	$1.96	$1.40

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Six Months Ended
(Amounts in thousands)	10/29/2022	% of sales	10/23/2021	% of sales	10/29/2022	% of sales	10/23/2021	% of sales
GAAP operating income (loss)
Wholesale segment	$38,476	8.6%	$43,128	9.8%	$64,618	7.3%	$61,459	7.4%
Retail segment	41,500	16.5%	23,962	12.5%	79,652	16.3%	44,400	11.9%
Corporate and Other	(18,093)	N/M	(12,977)	N/M	(29,744)	N/M	(17,375)	N/M
Consolidated GAAP operating income	$61,883	10.1%	$54,113	9.4%	$114,526	9.4%	$88,484	8.0%

Non-GAAP items affecting operating income
Wholesale segment	$(269)		$(3,217)		$712		$(3,157)
Retail segment	132		—		132		—
Corporate and Other	(600)		699		(401)		899
Consolidated Non-GAAP items affecting operating income	$(737)		$(2,518)		$443		$(2,258)

Non-GAAP operating income (loss)
Wholesale segment	$38,207	8.6%	$39,911	9.1%	$65,330	7.4%	$58,302	7.0%
Retail segment	41,632	16.5%	23,962	12.5%	79,784	16.3%	44,400	11.9%
Corporate and Other	(18,693)	N/M	(12,278)	N/M	(30,145)	N/M	(16,476)	N/M
Consolidated Non-GAAP operating income	$61,146	10.0%	$51,595	9.0%	$114,969	9.5%	$86,226	7.8%

N/M - Not Meaningful